REVOLVING NOTE

$8,000,000.00                                             September 20, 2007

FOR VALUE RECEIVED, Westside Energy Corporation ("Borrower" or "Maker"), hereby promises to pay to the order of Knight Energy Group II, LLC (the "Holder"), at Holder's principal office in Oklahoma City, Oklahoma, or at such other place as the holder of this Revolving Note may direct, in lawful money of the United States of America, an amount not in excess of $8,000,000.00, and Borrower further promises to pay interest to the Holder in like money, from the date hereof on the unpaid principal amount hereof from time to time outstanding, at a floating rate equal to the thirty (30) day London Interbank Offer Rate ("LIBOR") plus five percent (5%) per annum.

1. Payment Terms. All accrued interest upon this Revolving Note shall be due and payable monthly in arrears on the 1st day of each month beginning October 1, 2007. The unpaid principal balance of this Revolving Note together with accrued but unpaid interest thereon shall be due and payable on September 1, 2008 (the "Maturity Date") in an amount equal to the then outstanding principal balance plus accrued but unpaid interest. For the purpose of computing interest under this Revolving Note, payments of all or any portion of the principal sum owing under this Revolving Note will not be deemed to have been made until such payments are received by the Holder in collected funds. The records of the Holder shall be prima facie evidence of the amounts owing on this Revolving
Note,  which  can  be  rebutted  by  documentary  evidence  to  the  contrary.

2. Disbursal and Prepayment. The Holder may disburse the principal of this Revolving Note to Borrower in one or more Advances from time to time in accordance with the terms hereof. Borrower shall give Holder four (4) business days advance notice before funds may be disbursed to Borrower. Borrower's requests for Advances shall be accompanied with a detailed Authority For Expenditure (hereinafter "AFE's") and other back-up detail as the Holder may require. Borrower shall be entitled, and, in certain instances as noted herein in Paragraph 5. Acceleration may be required, to prepay the principal of this Revolving Note together with accrued but unpaid interest thereon from time to time. Borrower may borrow, repay and re-borrow under this Revolving Note. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Revolving Note shall remain valid and shall be in full force and effect subsequent to each such occurrence.

3.  Security.  The  repayment  of  this  Revolving  Note  is  unsecured.

4.  Default.  The  following  shall  constitute an "Event of Default" under this
Note: (a)Maker's failure to pay when due any amounts owed pursuant to this Note;
(b) Maker's breach of or failure to perform any other representations, covenants or agreements set forth in this Note; (c) Borrower shall (U) apply for or consent to the appointment of a custodian, receiver, trustee or liquidator of any of its properties, or (V) admit in writing the inability to pay, or generally fail to pay, it debts as they become due, or (W) make a general assignment for the benefit of creditors, or (X) commence any proceeding relating to the bankruptcy, reorganization, liquidation, receivership, conservatorship, insolvency, dissolution or liquidation, or if corporate, partnership or other action should be taken for the purpose of effecting any of the foregoing, (Y) suffer any such appointment or commencement of a proceeding as described in clause (U) or (Y), which appointment or proceeding is not terminated or discharged within thirty (30) days, or (Z) become insolvent. Upon the occurrence or existence of any Event of Default referenced in item (a) of this paragraph 4 for which Holder intends to take legal action, Holder will give Maker written notice of such Event of Default and five (5) days from the date of such notice to cure the Event of Default, and upon the occurrence or existence of any Event of Default referenced in item (b) or (c) of this paragraph 4 for which Holder intends to take legal action if not promptly cured, Holder will give Maker written notice of such Event of Default and thirty (30) days from the date of such notice to cure the Event of Default to the satisfaction of Holder. Maker will have thirty (30) days from the date of any involuntary bankruptcy case filed against it in which to have the action dismissed before such occurrence will be deemed to constitute an Event of Default under this Note, thereby triggering the requirement for notice of the Event of Default and an additional thirty (30) days to cure such default, i.e. Maker will have a cumulative sixty
(60)  days  to  obtain  dismissal  of  any  such  involuntary  bankruptcy  case.

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     5.     Acceleration. Upon the occurrence of an Event of Default (as defined herein) (subject to any applicable cure period and notices expressly provided herein), the holder of this Revolving Note, at the holder's option, may declare immediately due and payable the entire unpaid principal balance of, and all accrued and unpaid interest on this Revolving Note, and exercise any or all other Rights provided herein, or at law or in equity, without notice, formal demand or presentment, all of which are hereby waived by Borrower.

6. Right of Setoff. Upon the occurrence of an Event of Default (subject to any applicable cure period and notices), Borrower grants to the Holder the right to set off against this Revolving Note any and all of Holder's liabilities to Borrower, if any, and all money or property in the holder's possession held for or owed to Borrower.

7. Waiver. Except as otherwise expressly provided in this Revolving Note, Borrower and all sureties, endorsers and guarantors of this Revolving Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Revolving Note or enforcing any of the security hereof, (ii) agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereof,
(iii) agree that it will not be necessary for any holder hereof, in order to enforce payment of this Revolving Note by such holder, to first institute suit or exhaust its remedies against others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Revolving Note or any other indulgences with respect hereto, without notice thereof to any of them.

8. Attorneys' Fees. If this Revolving Note is collected by legal proceedings or through a probate or bankruptcy court, or is placed in the hands of an attorney for collection upon acceleration, Borrower agrees to pay reasonable attorneys' fees and all other collection costs incurred by the holder of this Revolving Note.




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9. Governing Law and Venue. This Revolving Note shall be construed in accordance with and governed by the laws of the State of Oklahoma and applicable federal law and shall be performable in Oklahoma County, Oklahoma.

10. Headings. The headings of the sections of this Revolving Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

     IN WITNESS WHEREOF, Borrower has executed this Revolving Note as of the date and year first above written.


MAKER: WESTSIDE ENERGY CORPORATION



By: /s/ Douglas G, Manner
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Douglas G. Manner
Chief Executive Officer































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